SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2005

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Mount Airy Road
Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the beginning of each fiscal year, corporate targets are established and must be achieved before cash bonuses will be considered under the Avaya Inc. Short Term Incentive Plan (“STIP”).  In the event that corporate performance equals or exceeds those targets, cash bonuses may be paid under the STIP to eligible employees at the end of that fiscal year.

On October 20, 2005, the Compensation Committee of the Board of Directors of Avaya Inc. (the “Company”), determined that, for fiscal 2006, corporate performance would be measured against operating income, revenue growth and cash flow targets.  Information regarding those targets has been omitted as it involves confidential business information, the disclosure of which would have an adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: October 26, 2005	By:	/s/ Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Senior Vice President, General Counsel and Secretary